UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 8, 2025, Air Products and Chemicals, Inc. (the “Company”) posted the following material on its website, https://www.voteairproducts.com/:

Home Board Strategy Mantle Ridge Nominees Resources Advocacy
HOW TO VOTE



Investor Resources

Press Releases

VIEW ALL PRESS RELEASES

PRESS RELEASE Jan 8 2025
Air Products' Board of Directors Issues Response to Mantle Ridge
READ FULL PRESS RELEASE

PRESS RELEASE Jan 7 2025
Air Products Board of Directors Reiterates Deliberate Succession Planning Process, Superior Quality of its Board Candidates, and Strong Financial Performance
READ FULL PRESS RELEASE

PRESS RELEASE Dec 18 2024
Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to Deliver Superior Shareholder Value
READ FULL PRESS RELEASE

Shareholder Letters

VIEW ALL LETTERS

SHAREHOLDER LETTER Dec 27 2024
Retail Shareholder Brochure
READ SHAREHOLDER BROCHURE

SHAREHOLDER LETTER Dec 18 2024
Air Products' Board of Directors Issues Third Open Letter to Shareholders
READ SHAREHOLDER LETTER

SHAREHOLDER LETTER Dec 13 2024
Air Products' Board of Directors Issues Second Open Letter to Shareholders
READ SHAREHOLDER LETTER

Investor Presentations

INVESTOR PRESENTATIONS Dec 18 2024
Investor Presentation
DOWNLOAD PRESENTATION

Recent News

RECENT NEWS Dec 13 2024
Activist Air Products Board Nominee is Said to be Source of Decade-old M&A Leak: Court Filing
READ FULL ARTICLE

SEC Filings

VIEW ALL FILINGS

SEC FILING Jan 7 2025
Additional Proxy Soliciting Materials – Definitive
VIEW FILING

SEC FILING Dec 30 2024
Additional Proxy Soliciting Materials – Definitive
VIEW FILING

SEC FILING Dec 27 2024
Additional Proxy Soliciting Materials – Definitive
VIEW FILING

Disclaimer This website is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security. This website is not intended to be, nor should it be construed or used as, investment, tax or legal advice. This website is the exclusive property of Air Products and may not be reproduced or distributed, in whole or in part, without the express prior written consent of the Company. Important Additional Information The Company and certain of its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2024 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the appendix titled “Supplemental Information Regarding Participants in the Solicitation” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.airDroducts.com. Cautionary Statement The timing of these postings are made at the discretion of the Company. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Company does not review past postings to determine whether they remain accurate, and information contained in such postings may have been superseded. This website contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on managements expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based. Testimonials, Other Quotations and Third-Party Statements This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, including, without limitation, information generated by Mantle Ridge LP or its affiliated parties (collectively, the “Dissident Group”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website. This website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of the Company. AIR generating Home PRODUCTS a cleaner future Our Board Strategy Investor Resources What Others Are Saying How to Vote in a Copyright © 1996-2025 Air Products and Chemicals, Inc. All Rights Reserved. Privacy Notice Your Privacy Rights

Also on January 8, 2025, the Company posted the following material on its website, https://www.airproducts.com/:

800-654-4567 | Contact Us Company Energy Transition Sustainability Careers Investors APD $ 285.25 United States | English

AIR PRODUCTS Gas Supply Industries Applications MyAirProducts

01/08/2025 | LEHIGH VALLEY, PA

Air Products' Board of Directors Issues Response to Mantle Ridge

Media Contacts:
Katie McDonald | +1 610 481 3673

Investor Contacts:
Eric Guter | +1 610 481 1872
Mun Shieh | +1 610 481 2951

Air Products' (NYSE:APD) Board of Directors today issued the following statement in response to Mantle Ridge's Shareholder letter, issued today:

Mantle Ridge is proposing that Air Products be controlled by Mantle Ridge's hand-picked candidates for CEO and Chairman. This should be troubling to all Air Products shareholders for the following reasons:

- Mantle Ridge Chairman nominee Dennis Reilley has not held a management position in 18 years and would be coming into a company and industry that have undergone tremendous change in the last two decades, thereby rendering any "experience" that he has as stale.

- Mantle Ridge's choice for CEO is Eduardo Menezes, who has never been a public company CEO, only had responsibility for one region when he worked at Linde, and, as acknowledged by Mantle Ridge, was passed over for CEO at Linde.
- Mantle Ridge apparently has so little confidence in Mr. Menezes that it did not nominate him as a candidate for the Board and evidently believes he would only succeed if he were paired with Mr. Reilley.
- Mantle Ridge has made outlandish claims that Messrs. Reilley and Menezes are responsible for Linde's total shareholder return between 2000 and 2024; however, Mr. Reilley left Linde in 2007, and Mr. Menezes left Linde in 2021, and only ran part of the business for part of that time.
- Mantle Ridge's substandard slate also includes two other nominees, Tracy McKibben and Andrew Evans, whose credentials pale in comparison to the experience of current Board directors and are inferior to the backgrounds of Air Products' new independent director candidates, Bhavesh V. ("Bob") Patel and Alfred Stern, seasoned executives with experience leading major publicly listed industrial companies. Ms. McKibben's energy experience stems largely from running what appears to be her own small investment and consulting firm, while Mr. Evans' industry experience has been limited to the U.S.
- Notably, Mantle Ridge promises to bring the "highest ethical standards" to Air Products when Mr. Reilley, their candidate for Chair and half of the so-called "Dream Team," is alleged to have leaked confidential information from three public company boards while a member of those boards to a neighbor, who testified to this under oath, leading to a widely reported insider trading scandal. A leading reporter said this behavior "will be disqualifying in many investors' eyes, and it's hard to see how Mantle Ridge – which says it knew about the allegations before it nominated Reilley – got comfortable"[1]. Based on this alleged conduct, the Air Products Board believes Mr. Reilley should never again sit on a public company board.
- Air Products' Board thoroughly vetted Mantle Ridge's director nominees, with the assistance of a leading national search firm, and both the Board and the firm found them to be inferior to our current directors and our two new nominees, Bhavesh V. ("Bob") Patel and Alfred Stern.
- The fact remains that Air Products, under its current Board and Mr. Ghasemi's leadership, has created $44 billion of shareholder value[2] and an 11% Adjusted EPS CAGR since 2014[3].

- With Air Products shareholders supporting our nominations of Mr. Patel and Mr. Stern at the 2025 Annual Meeting, six out of nine Directors will have been first elected in the last five years. This new Board will oversee a rigorous CEO succession process already underway and has committed to providing an announcement of a new President and related timeline for CEO succession no later than March 31, 2025.

The Air Products Board strongly urges shareholders to vote their shares "FOR" ONLY Air Products' nominees. Please discard any blue proxy card received from Mantle Ridge.

---

[1] Liz Hoffman, Semafor, December 13, 2024

[2] Based on $25.2B market capitalization on June 30, 2014 (one day prior to Mr. Ghasemi's first day as CEO) and December 13, 2024

[3] Non-GAAP financial measure. Visit investors.airproducts.com for reconciliation



Vote only "FOR" Air Products' Director Nominees on the White Proxy Card today!
Your vote at Air Products' upcoming 2025 Annual Meeting of Shareholders on January 23, 2025 is critical and more important than ever this year.
Visit voteairproducts.com

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets and generating a cleaner future. The Company supplies essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical and food. As the leading global supplier of hydrogen, Air Products also develops, engineers, builds, owns and operates some of the world's largest clean hydrogen projects, supporting the transition to low- and zero-carbon energy in the industrial and heavy-duty transportation sectors. Through its sale of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally.

Air Products had fiscal 2024 sales of $12.1 billion from operations in approximately 50 countries and has a current market capitalization of about $65 billion. Approximately 23,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products' higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what's possible to address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or follow us on LinkedIn, X, Facebook or Instagram.

Non-GAAP Financial Measures

This communication contains certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted EPS and adjusted EBITDA margin. On our website, at investors.airproducts.com, we have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Management believes these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate our business because such measures, when viewed together with our GAAP disclosures, provide a more complete understanding of the factors and trends affecting our business. The non-GAAP financial measures supplement our GAAP disclosures and are not meant to be considered in isolation or as a substitute for the most directly comparable measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements This communication contains’forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this communication and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available Information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors. Including the risk factors described in our Annual Reporton Form 1O-Kfor the fiscal year ended September 30,2024 and other factors disclosed in our filings with the Securitiesand Exchange Commission. Except as required bylaw. We disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations orany change in events, conditions or circumstances upon which any such forwardlooking statements are based. air GENERATING in O PRODUCTS A CLEANER FUTURE 111 For Customers For Potential Employees For Suppliers For the Press MyAirProducts Search Job Openings MyAJrPfoducts News Center Customer Support Company History Payment Executive Biographies Sustainability Diversity, Inclusion & Belonging Connecting Online Photo Library SOS Library Sustainability What We Buy Safetygrams Careers Certifications Code of Conduct Gas Facts Integrity Line copyright t13S-2025Alr Producisand Chemicals, too. All Rights Reserved. Legal Notice | privacy Notice | cookie Notice

RECENT NEWS MJWUAW202S O7JANUASY202S 18 DECEMBER 2024 13 DECEMBER 2024 Air Products’ Board Air Products Board Air Products Files Air Products Board of Directors Issues of Directors Investor of Directors Issues Response to Mantle Reiterates Presentation Letter to Ridge Deliberate Highlighting Shareholders Succession Planning Successful Two-Pillar Highlighting Process, Superior Strategy to Deliver Company’s Success Quality of its Board Superior and Addressing Candidates, and Shareholder Value Mantle Ridge’s Strong Financial Inaccurate Performance Statements, Short Sighted Campaign, and History of Value Destruction Select Topic Select Year Select Feed All Topics Q8 JANUARY 2025 Air Products’ Board of Directors Issues Response to Mantle Ridge Air Products Board of Directors issued a statement response to Mantie Ridge’s shareholder letter issued today

FEATURED NEWS 08 JANUARY 2025 07 JANUARY 2025 13 DECEMBER 2024 13 DECEMBER 2024 Air Products’ Board Air Products Board Air Products Files Air Products Board of Directors Issues of Directors Investor of Directors Issues Response to Mantle Reiterates Presentation | Letter to Ridge Deliberate Highlighting Shareholders Succession Planning Successful Two-Pillar Highlighting Process, Superior Strategy to Deliver Company’s Success Quality of its Board Superior and Addressing Candidates, and Shareholder Value Mantle Ridge’s Strong Financial Inaccurate Performance Statements, Short Sighted Campaign, and History of Value Destruction

Also on January 8, 2025, the Company posted the following material on its website, https://www.investors.airproducts.com/:

RECENT NEWS View All News 08 JANUARY 2025 07 JANUARY 2025 18 DECEMBER 2024 13 DECEMBER 2024 Air Products’ Board of Air Products Board of Air Products Files Air Products Board of Directors Issues Directors Reiterates Investor Presentation Directors Issues Response to Mantle Deliberate Succession Highlighting Letter to Ridge Planning Process, Successful Two-Pillar Shareholders Superior Quality of its Strategy to Deliver Highlighting Board Candidates, Superior Shareholder Company’s Success and Strong Financial Value and Addressing Performance Man tie Ridge’s Inaccurate Statements, ShortSighted Campaign, and History of Value Destruction

Also on January 8, 2025, the Company made the following posts to its social media platforms:

Air Products 476,585 followers 36m - Air Products’ Board of Directors today issued a statement in response to Mantle Ridge’s Shareholder letter, issued today. Read the statement: https://brnw.ch/21wPSgp Air Products’ Board of Directors Issues Response to Mantle Ridge 04 Like Comment Share Save A

ir Products 8 Jan 2025 Air Products’ Board of Directors today issued a statement in response to Mantle Ridge’s Shareholder letter, issued today. Read the statement; https://www.airproducts.com/company/news- center/2025/01/0108-air-products-board-of-directors-issues- response-to-mantle-ridge Air Products’ Board of Directors Issues Response to Mantle Ridge

Air Products @airproducts Today at 17:15 Air Products’ Board of Directors today issued a statement in response to Mantle Ridge’s Shareholder letter, issued today. Read the statement: https://www.airproducts.com/company/news- center/2025/01/0108-air-products-board-of-directors-issues- response-to-mantle-ridge Air Products’ Board of Directors Issues Response to Mantle Ridge